                                                                    Exhibit 99.1

                         FORM 4 JOINT FILER INFORMATION

Name:                                       Belvedere Capital Partners LLC
Address:                                    One Maritime Plaza, Suite 825
                                            San Francisco, CA  94111
Designated Filer:                           California Community Financial
                                            Institutions Fund Limited
                                            Partnership
Date of Event Requiring Statement:          08/16/2004
Issuer Name and Ticker or Trading Symbol:   Placer Sierra BancShares (PLSB)

Signature                                   Belvedere Capital Partners LLC
                                            By: Robert S. Fore, Attorney-in-Fact

                                            By: /s/ Robert S. Fore
                                               ---------------------------------
                                                Authorized Signatory

Name:                                       J. Thomas Byrom
Address:                                    One Maritime Plaza, Suite 825
                                            San Francisco, CA  94111
Designated Filer:                           California Community Financial
                                            Institutions Fund Limited
                                            Partnership
Date of Event Requiring Statement:          08/16/2004
Issuer Name and Ticker or Trading Symbol:   Placer Sierra BancShares (PLSB)

Signature                                   J. Thomas Byrom
                                            By: Robert S. Fore, Attorney-in-Fact

                                            By: /s/ Robert S. Fore
                                               ---------------------------------
                                                Authorized Signatory